Exhibit 99.1

Allied Esports Entertainment Announces Preliminary Unaudited Fourth Quarter and Full Year 2020 Financial Results

IRVINE, Calif. (March 31, 2021) – Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company” or “AESE”), a global esports entertainment company, today announced preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2020, as well as an update on several key business initiatives. This release refers to “continuing” and “discontinued” operations due to the pending sale of the Company’s subsidiaries operating our poker-related business and assets comprising the World Poker Tour® (“World Poker Tour,” or “WPT®”), which is currently in active negotiations to be sold in a transaction that is expected to close in the second quarter of 2021. Therefore, unless otherwise noted, results presented in this release relate to the continuing operations of the Company and Allied Esports, and excludes the World Poker Tour.

The Company filed a Form 12b-25 to extend the due date for filing its Annual Report on Form 10-K for the year ended December 31, 2020 until April 15, 2021. Reflected herein are selected preliminary unaudited financial results. These financial results are subject to adjustments based upon, among other things, the completion of the audit of the Company’s consolidated financial statements as of December 31, 2020 and for the year then ended.

Commenting on the preliminary fourth quarter and full year 2020 results, the Company’s CEO, Frank Ng, said, “Despite the unprecedented operating challenges and macro-economic uncertainty encountered throughout most of 2020 resulting from the COVID-19 pandemic, Allied Esports finished the year with a solid performance in the fourth quarter. The In-person pillar of our business model remains the primary near-term growth driver of our Esports business, and this activity was significantly curtailed globally during the pandemic due to operational restrictions, including limitations on social gatherings and other health and safety protocols. However, we made good progress throughout the year conceptualizing and building-out the Multiplatform Content pillar of our business. I believe the work and progress we made will serve us well in the quarters and years ahead.”

Mr. Ng continued, “Total revenues for the fourth quarter of $0.9 million declined from $2.0 million in the fourth quarter last year. During the fourth quarter, Esports generated its first meaningful revenue from Multiplatform Content, which totaled $0.2 million and comprised nearly one-quarter of our fourth quarter Esports revenue. At the bottom line, our adjusted EBITDA loss of $3.5 million for the fourth quarter improved over 3% from an adjusted EBITDA loss of $3.7 million a year ago. I am also pleased with our ability to reduce operating expenses to better align our cost structure with the lower revenues generated during the year. Additionally, we made tremendous progress in 2020 improving our capital structure, as evidenced by a 71% reduction in total bridge and convertible debt during the year and significantly enhanced financial flexibility.”

Mr. Ng concluded, “As we look ahead in 2021, our expectation is that global distribution of COVID-19 vaccines will bring the return of a normalized world—and with it—the recovery of In-person events. We are optimistic that we will soon be operating in an environment where the Company's foundational strides made on the Multiplatform Content pillar of our business in 2020 will come together alongside the resurgence of live events and the return of maximum capacity at our various Esports venues.”

Fourth Quarter 2020 Financial Results

Revenues: Total revenues of $0.9 million decreased 52% in the fourth quarter of 2020 versus the fourth quarter one year prior. This was due to decreased In-person revenue, partially offset by revenue growth in Multiplatform Content.

Costs and expenses: Total costs and expenses for the fourth quarter of 2020 were $16.6 million, an increase of 135% compared to the fourth quarter of 2019. Costs and expenses increased due to increases in impairment of investments and property and equipment expenses that were not incurred in the prior year period. The increase was partially offset by lower expenses in In-person, selling and marketing, and online operating areas of the business.

Loss from continuing operations for the quarter was $19.7 million, compared to a loss of $5.8 million in the prior year period. Loss from continuing operations for the fourth quarter of 2020 included a non-cash extinguishment loss on acceleration of debt redemption of $1.7 million that was not incurred in the prior year period as well as a $1.8 million increase in interest expense compared to the fourth quarter of 2019.

Adjusted EBITDA loss was $3.5 million for the 2020 fourth quarter, as compared to $3.7 million in the fourth quarter of 2019. A reconciliation of the GAAP-basis net loss to adjusted EBITDA is provided in the table at the end of this press release.

Full Year 2020 Financial Results

Revenues: Total revenues of $3.2 million decreased 57% in the full year of 2020 versus 2019. This was primarily due to decreased In-person revenue, partially offset by revenue growth in Multiplatform Content.

Costs and expenses: Total costs and expenses for the full year of 2020 were $35.7 million, an increase of 63% compared to 2019. Costs and expenses rose primarily due to increases in impairment of investments and property and equipment, stock-based compensation expense and G&A expenses. The increase was partially offset by a decrease in In-person, Multiplatform content, and selling and marketing expenses.

Loss from continuing operations for the 2020 year was $46.5 million, compared to a loss of $15.5 million in 2019. Loss from continuing operations for the full year of 2020 included a non-cash conversion inducement expense of $5.2 million and a non-cash extinguishment loss on acceleration of debt redemption of $3.4 million that were not incurred in the prior year along with a $4.5 million increase in interest expense compared to 2019.

Adjusted EBITDA loss was $11.6 million for the 2020 year, as compared to $9.6 million in 2019. A reconciliation of the GAAP-basis net loss to adjusted EBITDA is provided in the table at the end of this press release.

Balance Sheet

As of December 31, 2020, the Company had a cash position of $9.1 million, including $5.0 million of restricted cash and an additional $3.6 million of cash held by the WPT business that is included in current assets of discontinued operations, but which continues to fund the Allied Esports business until the close of a WPT sale transaction. The Company had a cash position of $12.1 million at December 31, 2019, which included $3.7 million of restricted cash and $5.2 million held at WPT. The total gross principal amount of bridge and convertible debt as of December 31, 2020 was $4.0 million, as compared to $14.0 million in the prior year period. As of December 31, 2020, the Company’s common shares outstanding totaled approximately 38.5 million shares.

Operational Update

Allied Esports

In the fourth quarter of 2020, Allied Esports produced 48 events, with 41 proprietary events and 7 third-party productions, across its North American and European business units.

During the quarter, Allied Esports continued to see strong demand in both its in-arena and online proprietary offerings. Over 1,000 players from North America and Latin America competed across Fortnite, PLAYERUNKNOWN’S BATTLEGROUNDS (PUBG) Mobile and Call of Duty Mobile in Trovo Holiday Royale, a tournament which was co-organized by Trovo and Allied Esports. The event was live streamed exclusively on Trovo.Live.

Allied Esports continued to leverage its infrastructure for production services for several clients, including FaceIT, HyperX and Digi 1, among others. Services included both online productions as well as an in-person COVID-19-safe bubble environment at HyperX Esports Arena for participating teams.

Allied Esports also hosted one event on its HyperX Exports Truck in North America with partner Findlay Volkswagen in the fourth quarter.

In November, Allied Esports launched a 24-hour content strategy on Twitch, which has generated strong interest since launch. Hundreds of hours of Allied Esports’ tournament productions and exclusive original content are programmed around the clock across Allied Esports’ Twitch channels. The new 24-hour programming schedule generated nearly 3 million live views in the fourth quarter which was up 6,202% Y-on-Y. Growth in viewership also led to increased follower growth on Twitch by 7% in the fourth quarter.

Subsequent to quarter end, Allied Esports announced the renewal of their exclusive naming rights agreement for Allied Esports’ global flagship property, HyperX Esports Arena Las Vegas, located at Luxor Hotel and Casino on the Las Vegas Strip. Per the multiyear deal, HyperX will continue to receive prominent branding and signage inside and outside of the venue, as well as across all arena promotions, content and social media platforms. Additionally, both companies will continue to partner on a variety of co-branded experiences and events at the arena focused on growing their gaming and esports communities.

Corporate Developments

On March 19, 2021, the Company announced an amended definitive agreement to sell its subsidiaries operating our poker-related business and assets comprising the World Poker Tour, to Element Partners, LLC subject to closing conditions, with a total transaction value of approximately $90.5 million.

In response to an unsolicited proposal of Bally’s Corporation to acquire the World Poker Tour for $105 million, on March 29, 2021, Element and the Company further amended their definitive agreement to increase the purchase price to $105 million. The Company’s Board of Directors will evaluate any additional proposals in due course in compliance with the terms of the Element definitive agreement.

Fourth Quarter and Full Year 2020 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its preliminary fourth quarter and full year 2020 financial results. Participants may join the conference call by dialing 1-877-407-0792 (United States) or 1-201-689-8263 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at http://ir.alliedesportsent.com. Additionally, financial information presented on the call will be available on Allied Esports’ Investor Relations site. For those unable to participate in the conference call, a telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 p.m. ET on Wednesday, April 14, 2021, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13717880.

About Allied Esports Entertainment

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports and the World Poker Tour (WPT). On January 19, 2021, AESE entered into a Stock Purchase Agreement (the “Original Agreement”) to sell the equity interests that own WPT to Element Partners, LLC once all applicable shareholder and regulatory consents have been obtained, and the other conditions to closing have been satisfied. The Original Agreement was amended and restated on March 19, 2021, and further amended on March 29, 2021 (the “Amended Agreement”). The foregoing transaction is referred to as the “Sale Transaction.”

Non-GAAP Financial Measures

As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

The Company provides net income (loss) and earnings (loss) per share in accordance with GAAP. In addition, the Company provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization). The Company defines “Adjusted EBITDA” as EBITDA excluding certain non-cash charges, including extinguishment losses, stock-based compensation, inducement expense and impairment losses.

In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure the Company’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the Company’s operating results, and measuring compliance with the requirements of the Company’s debt financing agreements, as well as in planning and forecasting.

The Company’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and our non-GAAP definitions of the “EBITDA” and “adjusted EBITDA” do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but include or exclude different items, which may not provide investors a comparable view of the Company’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering the Company’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other comparable terminology. For example, when we discuss the impacts of the Sale Transaction, the satisfaction of the closing conditions to the Sale Transaction, the timing of the completion of the Sale Transaction; and our plans following the Sale Transaction, we are using forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended Agreement or could otherwise cause the Sale Transaction to fail to close; the outcome of any legal proceedings that may be instituted against us following the announcement of the Sale Transaction; the inability to complete the Sale Transaction, including due to failure to obtain approval of our stockholders or other conditions to closing; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Sale Transaction; a change in our plans to retain the net cash proceeds from the Sale Transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the Sale Transaction; and a decision not to pursue strategic options for the esports business. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AESE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business is described under “Item 1A. Risk Factors” in our amended Annual Report on Form 10-K/A for the year ended December 31, 2019, as filed with the SEC on March 17, 2020. Readers are also urged to carefully review and consider the various disclosures we made in such amended Annual Report on Form 10-K/A and the Consent Solicitation Statement with respect to the proposed Sale Transaction that we have filed with the SEC and mailed to our stockholders.

Important Additional Information and Where You Can Find It

AESE has filed with the SEC and mailed to its stockholders a Consent Solicitation Statement in connection with the transactions contemplated by the Original Agreement, and will file and mail to its stockholders supplemental materials with regards to the Amended Agreement and Sale Transaction. The Consent Solicitation Statement, as supplemented, will contain important information about AESE, Club Services, Inc., the Sale Transaction and the Amended Agreement. Investors and stockholders are urged to read the Consent Solicitation Statement and the supplemental materials carefully before making any decision to invest or consent to the Sale Transaction. Investors and stockholders will be able to obtain free copies of the Consent Solicitation Statement, supplemental materials and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov or may contact AESE’s solicitor, Regan & Associates, Inc., by telephone (toll-free within North America) at 1-800-737-3426.

Participants in the Solicitation

In addition to Regan & Associates, Inc., AESE, its directors and executive officers may be deemed to be participants in the solicitation of consents with respect to the Sale Transaction. Information regarding AESE’s directors and executive officers and their ownership of AESE shares is contained in AESE’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2019 and its definitive consent solicitation statement for the Sale Transaction which was filed with the SEC on February 2, 2021, and is supplemented by other public filings made, and to be made, with the SEC. AESE’s directors and executive officers beneficially own approximately 6.6% of AESE’s common stock. Investors and stockholders may obtain additional information regarding the direct and indirect interests of AESE and its directors and executive officers with respect to the Sale Transaction by reading the Consent Solicitation Statement and other filings referred to above.

# # #

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com

Allied Esports Entertainment, Inc. and Subsidiaries

Consolidated Balance Sheets

Preliminary Unaudited

	December 31,
	2020	2019

Assets
Current Assets
Cash	$424,223	$3,277,417
Restricted cash	5,000,000	3,650,000
Accounts receivable	271,142	629,387
Prepaid expenses and other current assets	909,766	1,084,652
Current assets of discontinued operations	5,727,887	6,938,238
Total Current Assets	12,333,018	15,579,694
Property and equipment, net	9,275,729	18,084,014
Intangible assets, net	30,818	34,009
Deposits	625,000	632,963
Other assets	-	4,638,631
Assets of discontinued operations - non-current	39,635,930	35,727,638
Total Assets	$61,900,495	$74,696,949
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$901,353	$208,753
Accrued expenses and other current liabilities	1,987,017	1,231,941
Accrued interest, current portion	6,333	1,973,268
Due to affiliates	9,433,975	3,375,875
Deferred revenue	57,018	93,238
Convertible debt, net of discount, current portion	-	12,845,501
Convertible debt, related party, net of discount, current portion	-	988,115
Loans payable, current portion	539,055	-
Current liabilities of discontinued operations	5,990,421	7,286,595
Total Current Liabilities	18,915,172	28,003,286
Deferred rent	1,693,066	1,242,613
Bridge note payable	1,421,096	-
Accrued interest, non-current portion	340,505	-
Convertible debt, net of discount, non-current portion	1,578,172	-
Convertible debt, related party, non-current portion	1,000,000	-
Loans payable, non-current portion	368,074	-
Liabilities of discontinued operations - non- current	3,178,826	1,230,224
Total Liabilities	28,494,911	30,476,123
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized,
38,506,844 and 23,176,146 shares issued and outstanding
at December 31, 2020 and December 31, 2019, respectively	3,851	2,317
Additional paid in capital	195,488,181	161,300,916
Accumulated deficit	(162,277,414)	(117,218,584)
Accumulated other comprehensive income	190,966	136,177
Total Stockholders' Equity	33,405,584	44,220,826
Total Liabilities and Stockholders' Equity	$61,900,495	$74,696,949

Allied Esports Entertainment, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

Preliminary Unaudited

	For the Years Ended
	December 31,
	2020	2019

Revenues:
In-person	$2,988,363	$7,498,363
Multiplatform content	222,442	50,000
Total Revenues	3,210,805	7,548,363
Costs and Expenses:
In-person (exclusive of depreciation and amortization)	2,808,648	4,832,897
Multiplatform content (exclusive of depreciation and amortization)	54,256	231,310
Online operating expenses	186,702	113,862
Selling and marketing expenses	259,892	1,563,682
General and administrative expenses	11,864,569	10,438,894
Stock-based compensation	5,141,989	247,720
Depreciation and amortization	3,609,480	3,548,810
Impairment of investments	6,138,631	600,000
Impairment of property and equipment	5,595,557	-
Impairment of deferred production costs and intangible assets	-	330,340
Total Costs and Expenses	35,659,724	21,907,515
Loss From Operations	(32,448,919)	(14,359,152)
Other Income (Expense):
Other income	176,015	167
Conversion inducement expense	(5,247,531)	-
Extinguishment loss on acceleration of debt redemption	(3,438,261)	-
Interest expense	(5,548,583)	(1,081,401)
Foreign currency exchange loss	-	(14,941)
Total Other Expense	(14,058,360)	(1,096,175)
Loss from continuing operations	(46,507,279)	(15,455,327)

Income (loss) from discontinued operations, net of tax provision	1,448,449	(1,283,402)

Net loss	$(45,058,830)	$(16,738,729)

Basic and Diluted Net Income (Loss) per Common Share
Continuing operations	$(1.62)	$(0.96)
Discontinued operations, net of tax	$0.05	$(0.08)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	28,687,361	16,159,444

Comprehensive Loss
Net Loss	(45,058,830)	(16,738,729)
Other comprehensive income:
Foreign currency translation adjustments	54,789	(2,684)
Total Comprehensive Loss	$(45,004,041)	$(16,741,413)

World Poker Tour

Assets and Liabilities of Discontinued Operations

Preliminary Unaudited

	For the Years Ended
	December 31,
	2020	2019
Assets
Current Assets
Cash	$3,633,292	$5,163,156
Accounts receivable	1,804,627	1,491,939
Prepaid expenses and other current assets	289,968	283,143
Total Current Assets	5,727,887	6,938,238
Property and equipment, net	1,674,355	2,470,293
Goodwill	4,083,621	4,083,621
Intangible assets, net	12,305,887	14,755,867
Deposits	79,500	79,500
Deferred production costs	12,058,592	10,962,482
Due from affiliates	9,433,975	3,375,875
Total Assets of Discontinued Operations	$45,363,817	$42,665,876

Liabilities
Current Liabilities
Accounts payable	$211,228	$748,118
Accrued expenses and other current liabilities	3,804,301	2,776,256
Accrued interest, current portion	4,224	-
Deferred revenue	1,970,668	3,762,221
Total Current Liabilities	5,990,421	7,286,595
Deferred rent	2,493,526	1,230,224
Loans payable, non-current portion	685,300	-
Total Liabilities of Discontinued Operations	$9,169,247	$8,516,819

World Poker Tour

Results of Discontinued Operations

Preliminary Unaudited

	For the Years Ended
	December 31,
	2020	2019

Revenues:
In-person	$1,722,358	$3,635,049
Multiplatform content	4,948,773	5,448,404
Interactive	13,477,911	9,440,179
Total Revenues	20,149,042	18,523,632
Costs and Expenses:
Multiplatform content (exclusive of depreciation and amortization)	2,591,034	3,581,806
Interactive (exclusive of depreciation and amortization)	4,420,041	2,479,040
Online operating expenses	1,117,996	574,183
Selling and marketing expenses	1,036,077	2,012,221
General and administrative expenses	5,883,966	7,814,061
Stock-based compensation	254,404	29,325
Depreciation and amortization	3,399,492	3,218,931
Total Costs and Expenses	18,703,010	19,709,567
Income (Loss) From Operations	1,446,032	(1,185,935)
Other Income (Expense):
Other income	6,642	18,259
Interest expense	(4,225)	(115,726)
Total Other Income (Expense)	2,417	(97,467)
Net Income (Loss)	$1,448,449	$(1,283,402)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

Preliminary Unaudited

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of AESE’s profitability or liquidity. AESE’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance, compare the results of its operations from period to period and against AESE’s peers without regard to AESE’s financing methods, hedging positions or capital structure and because it highlights trends in AESE’s business that may not otherwise be apparent when relying solely on GAAP measures. AESE presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA AESE presents may not be comparable to similarly titled measures of other companies. AESE defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. AESE defines “Adjusted EBITDA” as EBITDA excluding certain non-cash charges, including extinguishment losses, stock-based compensation, inducement expense and impairment losses.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, AESE’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended December 31,		Years Ended December 31,

	2020	2019	2020	2019
Continuing operations
Net loss from continuing operations	$(19,670,633)	$(5,796,478)	$(46,507,279)	$(15,455,327)
Interest expense, net	2,515,059	678,684	5,548,583	1,081,401
Federal, state, and foreign taxes	-	800	167,410	1,600
Depreciation and amortization	894,473	894,387	3,609,480	3,548,810
EBITDA	(16,261,101)	(4,222,607)	(37,181,806)	(10,823,516)
Stock compensation	412,346	229,998	5,141,989	247,720
Impairment expense	10,595,557	330,340	11,734,188	930,340
Conversion inducement expense	-	-	5,247,531	-
Extinguishment loss on acceleration of debt redemption	1,704,493	-	3,438,261	-
Adjusted EBITDA	$(3,548,705)	$(3,662,269)	$(11,619,837)	$(9,645,456)